EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-138787 of North American Technologies Group, Inc. of our report dated December 8, 2006 with respect to the consolidated financial statements of North American Technologies Group, Inc. included in this Annual Report (Form 10-KSB) for the fiscal year ended September 30, 2007.

/s/ KBA Group, LLP

KBA Group, LLP

Dallas, Texas

December 21, 2007